UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07- Submission of Matters to a Vote of Security Holders.

The Hanover Insurance Group, Inc. (“THG”) held its annual meeting of shareholders on May 17, 2011. At that meeting, THG’s shareholders elected each of THG’s nominees for director to hold office until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified. THG’s shareholders also approved an advisory vote on executive compensation, recommended that shareholder advisory votes on executive compensation be held annually, and ratified the appointment of PricewaterhouseCoopers LLP as THG’s independent registered public accounting firm for 2011. The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows:

Item 1 – Election of Directors

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes

John J. Brennan	33,692,565	277,313	270,437	2,166,862
David J. Gallitano	33,077,984	891,916	270,415	2,166,862
Wendell J. Knox	33,314,782	653,618	271,915	2,166,862
Robert J. Murray	28,991,401	4,977,964	270,950	2,166,862

Item 2 – Advisory Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

32,677,133	1,515,533	47,533	2,166,862

Item 3 – Advisory Vote on the Frequency of Holding Advisory Votes on Executive Compensation

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes

29,455,077	158,915	4,586,793	39,530	2,166,862

In line with the advisory voting by our shareholders, THG intends to include an advisory shareholder vote on executive compensation in its proxy statement every year until the next required advisory shareholder vote on the frequency of holding shareholder votes on executive compensation.

Item 4 – Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained

35,888,444	483,177	35,556

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date: May 18, 2011	By:	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President, General Counsel
and Assistant Secretary

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